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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
OCT 27 1999
No. C29504-98


    CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
       (Before Payment of Capital or Issuance of Stock)
                                                    Filed by:

                      MEGAPRO TOOLS INC.


We, the undersigned Incorporators or Directors of MegaPro Tools
Inc., do certify:

1.	We constitute at least two-thirds of the original
incorporators or directors of MegaPro Tools Inc., a Nevada corporation.

2.	The original Articles were filed in the Office of Secretary of
State on December 17, 1998.

3.	As of the date of this certificate, no stock of the
corporation has been issued.

4.	We hereby adopt the following amendments to the articles of
incorporation of this corporation:

Article 6 is hereby amended to include the following:

AThe stockholders of the Corporation have a preemptive right, granted on uniform terms and conditions prescribed by the board of directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts of the Corporation=s unissued shares upon the decision of the board of directors to issue them. The preemptive rights of stockholders of the Corporation will terminate and will cease to be of any force and effect upon the effectiveness of any registration statement filed by the Company with the United States Securities Exchange Commission under
Section 12(b) or (g) of the Securities Exchange Act of
1934.@


                                  /s/ Neil Morgan
                                  -----------------------
                                  Neil Morgan, Director
                                  President and Secretary


Province of British Columbia    )
                                ) ss.
Country of Canada               )

On September 10, 1999, personally appeared before me, a Notary Public, NEIL MORGAN, who acknowledged that he executed the above instrument.

/s/ Michael H. Taylor
-------------------------
(Signature of Notary)

MICHAEL H. TAYLOR
Barrister & Solicitor
Suite 1880, Royal Centre
1055 West Georgia Street, Box 11122
Vancouver, BC  V6E 3P3
(Notary Stamp or Seal)